FOR IMMEDIATE RELEASE

FORWARD SETS RECORD STRAIGHT AND

OFFERS TO REINSTATE JAMES MCKENNA AS CFO

West Palm Beach, FL – February 17, 2015 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced that it has recently offered to reinstate James McKenna as Chief Financial Officer.  Mr. McKenna, who began his tenure at Forward in 2003, served Forward as its Corporate Controller, then Chief Financial Officer until August 2014.  Unfortunately, and with regrets, Mr. McKenna was unable to accept Forward’s offer of employment due to prior commitments and his pursuit of other opportunities.

Terence Bernard Wise, Forward’s Chairman of the Board of Directors, commented:

“I am very appreciative of the excellent service Mr. McKenna provided during his tenure here at Forward and I sincerely regret that we were not able to bring him back on as our Chief Financial Officer.  Mr. McKenna was a talented and highly respected member of the senior management team who has contributed greatly to Forward’s successes."

“I have worked closely with Mr. McKenna since 2012 and have known him to be a leader who has repeatedly proven his ability to add value.  By way of just one example, our decision to wind-down our retail business and restructure our company to better support our OEM business was based largely on Mr. McKenna’s analysis and guidance, and it was to Mr. McKenna that the board looked to in leading its execution. In doing so, Mr. McKenna went so far as to relocate his family across the country and take a voluntary, yet substantial, reduction in his pay.”

“I am ever grateful to Mr. McKenna for the integrity, conduct, and character he displayed throughout the course of his employment, especially in recent times, under what were trying circumstances.  Although he will be sorely missed here, I wish Mr. McKenna only the best in his future endeavors, where I am confident he will have great success.”

For his part, Mr. McKenna stressed that he "has nothing but the utmost respect for Forward and wishes the company great success."

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in the 2014 quarter and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2014 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered in West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

477 Rosemary Ave., Suite 219

West Palm Beach, FL 3301

Tel: (561) 465-0030

info@forwardindustries.com